Exhibit 10.38

Execution Copy

amended and restated MORTGAGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT is dated as of this 28th day of March, 2016 (the “Mortgage”) by and between BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (“Mortgagor”), with its place of business at One Jake Brown Road, Old Bridge, New Jersey and ROBERT J. PALLÉ, in his capacity as agent (in such capacity, the “Mortgagee”) for the Lenders (as defined in the Loan Agreement referred to below).

WITNESSETH:

WHEREAS, Mortgagor, certain persons as lenders (the “Lenders”) and Mortgagee have entered into a certain Amended and Restated Senior Subordinated Convertible Loan and Security Agreement dated on or about the date hereof (the “Loan Agreement”; and together with this Mortgage and all other documents given as security for or in connection with the Loan Agreement, as the same may be amended, modified, or supplemented from time to time, are sometimes collectively referred to below as the “Loan Documents”), wherein Mortgagor promises to pay to the Lenders the principal sum of up to seven hundred fifty thousand and 00/100 Dollars ($750,000.00), lawful money of the United States of America, with interest thereon at rates and times, in the manner and according to the terms and conditions specified in the Loan Agreement, all of which are incorporated herein by reference;

WHEREAS, the maximum principal amount of indebtedness intended to be secured hereby is seven hundred fifty thousand and 00/100 Dollars ($750,000.00);

WHEREAS, Mortgagor has previously entered into (a) a certain Senior Subordinated Convertible Loan and Security Agreement dated as of February 11, 2016 (as in effect on the date hereof, the “Existing Loan Agreement”), by and among Mortgagor, as borrower, and Robert J. Pallé and Carol M. Pallé, as lenders (collectively, “Initial Lenders”); and (b) a certain Mortgage and Security Agreement dated as of February 11, 2016 (as in effect on the date hereof, the “Existing Mortgage”) in favor of the Initial Lenders; and

WHEREAS, in connection with the amendment and restatement of the Existing Loan Agreement and the agreements of the Mortgagee and the Lenders contained therein, Mortgagor is required to amend and restate the Existing Mortgage, all as more particularly set forth herein.

NOW, THEREFORE, in order to secure the obligations of the Mortgagor as set forth in the Loan Agreement and the full and prompt payment of all the obligations due or to become due under the Loan Documents, or otherwise due or to become due under this Mortgage, or any extensions or modifications thereof or hereof, including all future advances, as well as to secure the performance of all of Mortgagor’s covenants and agreements contained in this Mortgage and the Loan Documents, or any amendments thereof, including without limitation, any advances made, with respect to the Mortgaged Property described below, for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of the default of the Mortgagor, or payment of all other sums advanced in accordance with this Mortgage to protect Mortgagee’s security, with interest on those sums, and all other obligations, liabilities and indebtedness of every kind, nature or description owing by Mortgagor to Mortgagee, each Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Loan Documents, or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Documents or after the commencement of any case with respect to Mortgagor under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or howsoever acquired by Mortgagee and the other Lenders, including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Mortgagee and the other Lenders in the obligations of Mortgagor to others, assumption, operation of law, subrogation or otherwise (all of the foregoing are hereinafter collectively referred to as the “Obligations”), plus interest thereon from the date of demand for payment hereunder plus any and all costs of collection hereunder (including without limitation reasonable attorney’s fees and other expenses) and in consideration of the premises and the further sum of Ten Dollars ($10.00) paid to the Mortgagor by Mortgagee and the other Lenders at or before the ensealing and delivery hereof, the receipt whereof is hereby acknowledged, the Mortgagor has granted, bargained and sold, aliened, enfeoffed, released, remised, conveyed, confirmed and mortgaged, and by these presents does grant, bargain and sell, alien, enfeoff, release, remise, convey, confirm, and mortgage unto the Mortgagee (for itself and on behalf of the Lenders) and its successors and assigns, that certain tract or parcel of land known as One Jake Brown Road, Old Bridge, New Jersey, and the improvements thereon, as the same is more particularly described in Exhibit “A” attached hereto and made a part hereof (collectively, the “Real Estate”);

TOGETHER with the appurtenances and all the estates and rights of mortgagor in and to the Real Estate, including without limitation the rents, fixtures, equipment, reversions, remainders, easements, issues and profits arising or issuing from the Real Estate and the improvements thereon including, but not limited to the rents, issues and profits arising or issuing from the Real Estate and the improvements thereon, including but not limited to the rents, fixtures, equipment, issues and profits arising or issuing from all insurance policies, sale agreements, licenses, options, leases and subleases now or hereafter entered into covering any part of said Real Estate or the buildings, structures and improvements thereon, all of which insurance policies, sale agreements, licenses, options, leases, subleases, rents, issues and profits are hereby assigned and shall be caused to be assigned to Mortgagee (for itself and on behalf of the other Lenders) by Mortgagor. Mortgagor will execute and deliver to Mortgagee (for itself and on behalf of the other Lenders) on demand such assignments as Mortgagee (for itself and on behalf of the other Lenders) may require to implement this assignment;

TOGETHER with all the right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, adjoining the Real Estate, and all easements and rights of way, public or private, now or hereafter created or used in connection therewith;

TOGETHER with all the right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any and all sidewalks and alleys adjacent to the Real Estate;

TOGETHER with all buildings and improvements of every kind and description now or hereafter erected or placed on the Real Estate;

TOGETHER with all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to all heating, plumbing, sprinkler, water, gas, electric power, lighting and air conditioning equipment, elevators, machinery, fixtures, equipment, furniture, building materials of any kind or nature, together with all replacements thereof and additions thereto, now, or at any time hereafter, affixed or attached to said Real Estate, buildings, structures and improvements (collectively the “Personal Property”), all of which Mortgagor represents and warrants are and will be owned by Mortgagor free from any prior conditional sales, chattel mortgages, security interests, liens, pledges, hypothecations, charges or encumbrances and is intended to be subject to the lien of this Mortgage as if part of the realty. This provision shall be self-operative and this Mortgage, to the extent that any such Personal Property or other property subject to this Mortgage shall not be deemed to be part of the realty, shall constitute a security agreement under the New Jersey Uniform Commercial Code (“UCC”), and Mortgagor shall execute and deliver to Mortgagee (for itself and on behalf of the other Lenders) on demand, and hereby irrevocably appoints Mortgagee (for itself and on behalf of the other Lenders), or any person designated by Mortgagee (for itself and on behalf of the other Lenders), the attorney-in-fact of Mortgagor to execute, deliver and file such financing statements and other instruments as Mortgagee (for itself and on behalf of the other Lenders) may reasonably require in order to perfect and maintain such security interest under the UCC;

TOGETHER with all accounts, contract rights (including, but not limited to, architectural contracts, construction contracts, and management contracts), accounts receivable, agreements of sale, and claims of any sort relating to or arising out of the Real Estate whether now owned or hereafter acquired;

TOGETHER with all awards, damages, payments and other compensation, and claims therefor and rights thereto, which may result from a taking or injury by virtue of the exercise of the power of eminent domain of or to, or from any damage, injury or destruction by casualty or otherwise caused to, the Real Estate and said improvements and personalty, or any part thereof, including insurance proceeds, or from any change of grade or vacation of any street abutting thereon, all of which are hereby assigned to Mortgagee (for itself and on behalf of the other Lenders) to the fullest extent permitted by law, Mortgagee (for itself and on behalf of the other Lenders) being hereby irrevocably appointed attorney-in-fact for Mortgagor to collect and receive any such awards, damages, payments and compensation from the authorities or insurers making the same, and to give receipts and acquittances therefor, and to institute, appear in and prosecute any proceeding therefor, it being agreed that all sums collected by or paid to Mortgagee (for itself and on behalf of the other Lenders) pursuant to this assignment, net of any cost incurred by Mortgagee (for itself and on behalf of the other Lenders) in collecting the same (including attorneys’ fees), shall be applied to the payment of the Obligations whether or not then due and payable, or to the restoration of the Mortgaged Property (hereafter defined) as Mortgagee shall elect, unless otherwise set forth herein; and

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TOGETHER with any and all proceeds (including insurance and condemnation proceeds and proceeds of other proceeds) of any of the foregoing.

All of the property and rights hereinabove described or mentioned being hereinafter collectively called the “Mortgaged Property”.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee (for itself and on behalf of the other Lenders), its successors and assigns, forever;

AND, at all times until the Obligations are paid in full with interest and faithfully and strictly performed, Mortgagor does hereby covenant, promise and agree with Mortgagee (for itself and on behalf of the other Lenders) as follows:

ARTICLE I

Covenants As To Taxes and Assessments

1.1.          Mortgagor will pay and discharge (i) all the taxes, general and special, levies and assessments heretofore or hereafter charged, assessed or levied against the Mortgaged Property or any part thereof by any lawful authority, or which otherwise may become a lien thereon (all of which are herein collectively the “Taxes”); and (ii) all water and sewer rents which may be assessed or become liens on the Mortgaged Property, not less than ten days before the date on which any interest or penalties shall commence to accrue thereon, and produce to Mortgagee evidence of such payment not less than ten days thereafter. In default of any of the above-described payments, Mortgagee may, but shall not be obligated to, pay the same, and such payment by Mortgagee shall be repaid by Mortgagor to Mortgagee on demand, shall be secured hereby, and shall bear interest at the rate set forth in the Loan Agreement from the date Mortgagee makes such payment until such sums are repaid in full. Mortgagor shall promptly cause to be paid and discharged, any lien or charge whatsoever which by any present or future law may be or become superior, either in lien or in right of distribution out of the proceeds of any judicial sale of the Mortgaged Property, to the liens created hereby. Mortgagor will cause to be paid, when due, all charges for utilities whether public or private.

1.2.          At such time or times when Mortgagee is the holder of the senior mortgage against the Mortgaged Property, upon the request of Mortgagee, Mortgagor will pay to Mortgagee, contemporaneously with each monthly payment of interest, principal or principal and interest, a sum equal to one-twelfth (1/12) of the real estate taxes, water rents, sewer rents, payments in lieu thereof, special assessments and any other tax, assessment, lien, claim or encumbrance which may at any time be or become a lien on the Mortgaged Property prior to, or on a parity with, the lien of this Mortgage so as to enable Mortgagee to pay the same at least thirty (30) days before they become due. If special assessments against the Mortgaged Property may be paid in installments and Mortgagor elects to do so, the monthly payments to Mortgagee for such special assessments shall be one-twelfth (1/12) of the then current annual installment.

Any such amounts so paid shall be deemed to be trust funds and may not be co-mingled with general funds of Mortgagee, but rather shall be deposited into a separate escrow account for the benefit of Mortgagor, provided, however, no interest shall be payable thereon. If, pursuant to any provision of this Mortgage, the whole amount of said principal debt remaining or any installment of interest, principal or principal and interest becomes due and payable, Mortgagee shall have the right, at its election, to apply any amounts so held against all or any of the Obligations, any interest thereon or in payment of the premiums or payments for which the amounts were deposited. Mortgagor will furnish to Mortgagee tax bills in sufficient time to enable Mortgagee to pay such taxes, assessments, levies, charges and fees, before interest and penalties accrue thereon.

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1.3.          Mortgagor covenants and agrees to pay to Mortgagee the principal and interest hereby secured without deduction or credit for any amount for Taxes assessed or to be assessed against the Mortgaged Property.

ARTICLE II

General Representations and Covenants of Mortgagor

2.1.          Mortgagor will observe and perform all of the terms, covenants and conditions on the part of Mortgagor to be observed and performed under this Mortgage and shall pay and faithfully and strictly perform all of the Obligations.

2.2.          Mortgagor warrants and covenants that it has good and marketable fee simple title to the Mortgaged Property, subject to no liens, claims, security interests, pledges, hypothecations or other encumbrances or charges. Mortgagor warrants that it has full power and lawful authority to execute and deliver this Mortgage and to mortgage to Mortgagee all of the property and rights purported to be mortgaged by it hereunder. Mortgagor will forever warrant and defend the title to the Mortgaged Property unto Mortgagee against the claims and demands of all persons whomsoever.

2.3.          Mortgagor will not, without the prior written consent of Mortgagee, cause or permit any building or improvement comprising part of the Mortgaged Property to be removed, demolished or structurally altered, in whole or in part, or any material fixture therein to be removed or destroyed. Mortgagor will not abandon the Mortgaged Property or cause or permit any waste thereto and will at all times maintain the Mortgaged Property in substantially its current condition, normal wear and tear excepted.

2.4.          Throughout the term of this Mortgage, Mortgagor, at its sole cost and expense, will take good care of the Mortgaged Property and will keep the same in good order and condition.

2.5.          Mortgagor will permit Mortgagee and Mortgagee’s representatives to enter the Mortgaged Property at reasonable times and during regular business hours to inspect the same. In case of any Event of Default, as defined hereinafter, Mortgagee may, at its option, enter the Mortgaged Property to protect, restore or repair any part thereof, but Mortgagee shall be under no obligation to do so. Mortgagor will repay to Mortgagee on demand any sums paid by Mortgagee to protect, restore or repair any part of the Mortgaged Property, with interest thereon at the rate set forth in the Loan Agreement, and, until so paid, the same shall be secured by this Mortgage.

2.6.          Throughout the term of this Mortgage, Mortgagor, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Mortgaged Property, the maintenance and use thereof and the sidewalks and curbs adjoining the Mortgaged Property whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over property contiguous or adjacent thereto, any such structural changes or improvements or removal of encroachments to be performed with the consent of Mortgagee, which consent will not be unreasonably withheld. Mortgagor will comply with all orders and notices of violation thereof issued by any governmental authority. Mortgagor will pay all license fees and similar municipal charges for the use of the Mortgaged Property and the other areas now or hereafter comprising part thereof or used in connection therewith and will not, unless so required by any governmental agency having jurisdiction, discontinue use of the Mortgaged Property without prior written consent of Mortgagee. If Mortgagor shall fail to perform any covenant herein, Mortgagee may (but shall be under no obligation to) perform such covenant for the account of Mortgagor and any sums paid by Mortgagee in such event shall be repaid by Mortgagor to Mortgagee with interest thereon at the rate set forth in the Loan Agreement and, until so paid, the same shall be secured by this Mortgage.

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2.7.          Mortgagor shall not, without the prior written consent of Mortgagee, by deed, mortgage, pledge, lease, easement or other instrument grant, mortgage, pledge, convey, assign, devise or otherwise transfer all or any part of the Mortgaged Property or any interest therein, directly or indirectly, nor shall Mortgagor suffer or permit such conveyance, assignment or transfer by execution sale or operation of law or otherwise.

2.8.          Mortgagor shall promptly pay upon demand, and presentation of invoices or bills, with interest thereon at the rates set forth in the Loan Agreement, all expenses and costs incurred by Mortgagee, including reasonable attorney’s fees in connection with any action, proceeding, litigation or claim instituted or asserted by or against Mortgagee or in which Mortgagee becomes engaged, wherein it becomes necessary in the reasonable opinion of Mortgagee to defend or uphold the lien of this Mortgage, or the validity or effectiveness of any assignment of any claim, award, payment, property damage, insurance policy or any other right or property conveyed, encumbered or assigned by Mortgagor to Mortgagee hereunder, or the priority of any of the same, and all such expenses and costs, and interest thereon, may be added to and become part of the principal indebtedness of Mortgagor hereunder, bear interest at the rate set forth in the Loan Agreement and be secured by this Mortgage.

2.9.          To further secure payment of the Obligations, Mortgagor hereby pledges, assigns and grants to Mortgagee a continuing security interest in and lien on all of Mortgagor’s Personal Property, accounts, contract rights, accounts receivable now owned or existing or hereafter acquired and all proceeds therefor, whether now owned or hereafter acquired and all proceeds of all of the foregoing. The parties hereto agree that the security interest created hereunder is valid under the UCC and is a presently existing security interest and attaches to Mortgagor’s above-mentioned Personal Property as of the date hereof.

2.10.         Mortgagor will not, without the prior written consent of Mortgagee, create or suffer to be created any security interest under the UCC, or other encumbrance in favor of any party other than Mortgagee, or create or suffer any reservation of title by any such other party, with respect to any Personal Property nor shall any such Personal Property be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such Personal Property is held by any person or entity other than Mortgagor (or Mortgagee as provided herein). All such Personal Property shall be purchased for cash or in such manner that no lien shall be created thereon except the lien of this Mortgage, unless Mortgagee shall agree in writing to the contrary before a contract to purchase any such Personal Property is executed. Mortgagor will deliver to Mortgagee on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which Mortgagor claims title to any Personal Property incorporated in the improvements or subject to the lien of this Mortgage.

2.11.         Mortgagor shall at its expense, promptly upon request of Mortgagee (i) do all acts and things, including but not limited to the execution of any further assurances, deemed necessary by Mortgagee, to establish, confirm, maintain and continue the lien created and intended to be created hereby, all assignments made or intended to be made pursuant hereto, and all other rights and benefits conferred or intended to be conferred on Mortgagee hereby, and Mortgagor shall pay all costs incurred by Mortgagee in connection therewith, including all filing and recording costs, cost of searches, and reasonable counsel fees incurred by Mortgagee; and (ii) furnish Mortgagee with a written certification signed by Mortgagor, or an officer of Mortgagor on Mortgagor’s behalf, as to all then existing leases for space covering any part of the Mortgaged Property, the names of the tenants, the rents payable thereunder and the dates to which such rents are paid, together with executed copies of all such leases.

2.12.         Mortgagor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants and conditions of all instruments of record affecting the Mortgaged Property, noncompliance with which may affect the security of this Mortgage or which may impose any duty or obligation upon Mortgagor or any lessee or other occupant of the Mortgaged Property or any part thereof, noncompliance with which may affect the security of this Mortgage, and Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of or constituting any portion of the Mortgaged Property.

2.13.         To further secure payment of the Obligations, Mortgagor hereby assigns and sets over unto Mortgagee the interest of such Mortgagor as lessor in and to all leases, written or oral, of the Mortgaged Property or any part thereof now or hereafter made, executed or delivered. Mortgagor hereby authorizes and empowers Mortgagee to collect the rents under the aforesaid leases as they become due, and hereby directs each and all of the tenants of the Mortgaged Property, upon demand made by Mortgagee, to pay such rents as they become due to Mortgagee; provided, however, no such demand shall be made unless and until there has occurred an Event of Default under the terms of this Mortgage, and until such demand is made, Mortgagor is authorized to collect the aforesaid rents; but such privilege of Mortgagor to collect rents as aforesaid shall not operate to permit the collection by Mortgagor of any installment of rent for more than one month in advance.

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2.14.         Mortgagor will not, without the prior written consent of Mortgagee, assign the rents of the Mortgaged Property or any part thereof, nor consent (other than in the ordinary course of business) to the cancellation, modification or surrender of any lease now or hereafter covering the Mortgaged Property, or any part thereof; nor accept any prepayment of rents under any such lease more than one month in advance; and any such purported assignment, cancellation, modification, surrender or prepayment made without consent of Mortgagee shall be void as against Mortgagee.

2.15.         Mortgagor shall, upon the request of Mortgagee, given 15 days in advance, furnish a duly acknowledged written statement to Mortgagee, or any proposed assignee of this Mortgage, setting forth the amount of the Obligations and stating either that no off-sets or defenses exist against the Obligations, or, if such off-sets or defenses are alleged to exist, the nature and amount thereof.

2.16.         Mortgagor agrees not to do or suffer any act or thing which would impair the security of the Obligations or of the lien of this Mortgage upon the Mortgaged Property, or the rents, issues or profits thereof.

2.17.         Mortgagor shall, at its sole cost and expense, within ninety (90) days after the termination of each calendar year, furnish Mortgagee with a copy of Mortgagor’s audited financial statements, for the preceding fiscal year relating to the operation of Mortgagor’s business.

ARTICLE III

Environmental Matters, Representations and Warranties.

3.1.          Mortgagor shall comply in all material respects with all Applicable Environmental Laws. As set forth herein, “Applicable Environmental Laws” shall mean any and all existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of heath and the environment including, without limitation: (i) the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended, 42 U.S.C. 9601 et seq. (“CERCLA”); (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901 et. seq. (“RCRA”); (iii) the Clean Air Act, as amended, 42 U.S.C. 7901 et seq.; (iv) the Clean Water Act, as amended, 33 U.S.C. 1251 et seq.; (v) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq.; (vi) the New Jersey Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq. (“ISRA”); (vii) the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b et seq. (“Spill Act”); (viii) the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21 et seq.; and (ix) the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1 et seq. Any terms mentioned herein which are defined in any Applicable Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

3.2.          Mortgagor represents and warrants that Mortgagor has not and will not engage in operations upon the Mortgaged Property, which involve the generation, manufacture, refining, transportation, treatment, use, storage, handling, release, or disposal of any Hazardous Materials (as herein defined) other than in compliance with all applicable laws.

3.3.          For the purposes of this Mortgage, the term “Hazardous Materials” shall include, but shall not be limited to, petroleum fuel products, any petroleum or petroleum byproducts, PCBs, asbestos, friable asbestos or asbestos-containing material, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, any flammable explosives, radioactive materials, any “Hazardous Substance”, as such term is defined in 42 U.S.C. 9601(14) or N.J.A.C.7:1E-1.7, (herein, “Hazardous Substance”), any “Hazardous Waste”, as such term is defined in 42 U.S.C. 6903 (5) (herein, “Hazardous Waste”), or any other material, substance, pollutant or contaminant that is considered hazardous, radioactive or toxic under any applicable federal, state or local statues, ordinances, rules or regulations now or at any time hereafter in effect. “Toxic Mold” shall mean any fungal or bacterial bioaerosol (including, without limitation, Stachybotrys chartarum (“black mold”), spores, mycotoxins, endotoxins, bacterial cells, and volatile organic compounds (VOCs)), or any other mold or fungus, in, on or affecting the Mortgaged Property, which is of a type determined by the application of reasonably acceptable scientific practices to pose a risk to human health or the environment or could have a material adverse effect on the value of the Mortgaged Property.

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3.4.          Mortgagor shall not cause or permit to exist, as a result of any intentional or unintentional action or omission on its part, or any tenant’s part, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, growing or dumping from, on or about the Mortgaged Property of any Hazardous Materials. Mortgagor will promptly cause the removal and remediation of any Hazardous Materials which may hereafter be found on the Mortgaged Property, to a level consistent with Mortgagor’s intended use of the Mortgaged Property.

3.5.          Mortgagor represents and warrants that there is no Toxic Mold, or wet or dry rot on or about the Mortgaged Property.

3.6.          Mortgagor will permit Mortgagee and Mortgagee’s representatives to enter the Mortgaged Property at reasonable times to inspect the same, for purposes of making site and building investigations and performing soil, groundwater, structural and other tests, upon three days prior notice to Mortgagor. Mortgagor shall provide Mortgagee, its agents, employees, and representatives from time to time upon request with access to and copies of any and all data and documents relating to or dealing with any potentially Hazardous Materials used, generated, manufactured, found, stored or disposed of, on, under, or about the Mortgaged Property or transported to or from the Mortgaged Property within thirty (30) days of a request therefore. Mortgagor shall bear the cost of such copies and reimburse Mortgagee for all reasonable attorneys’ fees, copy costs, and other related costs incurred to procure such information as Mortgagee, in its sole discretion deems necessary.

3.7.          Mortgagor shall furnish to Mortgagee, immediately upon receipt or dispatch, a copy of any notice, summons, citation, directive, letter or other written communication from or to any federal, state or local environmental agency or department, which may evidence or result in a liability under any Environmental Law such that the costs of correcting, or of paying penalties assessed in connection with, such liability would have a material adverse effect upon the business of Mortgagor as now conducted or upon Mortgagor’s business, operations, properties or condition, financial or otherwise. In such event, Mortgagor shall use diligent efforts to complete all remediation which may be required by such communication from any federal, state, county, municipal or other administrative, investigative, prosecutorial or enforcement agency or environmental or occupational safety regulatory agency (“Environmental Regulator”) and to obtain from all such Environmental Regulators having jurisdiction thereof, and deliver to Mortgagee as received, such approvals and certifications as can be obtained from such agencies from time to time to confirm Mortgagor’s completion of all remediation and Mortgagor’s compliance with all governmental requirements applicable thereto.

3.8.          In the event of failure of Mortgagor to comply with any provision of this Mortgage or any other Loan Document relating to Hazardous Substances, Environmental Laws or Environmental Regulators, or if Mortgagee shall have reason to believe that any Hazardous Substance has been or is likely to be released or grow on, in or under the Mortgaged Property (except in compliance with all Environmental Laws), Mortgagee may do any or all of the following: (i) Mortgagee shall have the right to investigate, or to demand that Mortgagor investigate and report to Mortgagee on (in which case Mortgagor shall investigate and report to Mortgagee on) the result of the investigation of such location, and if Mortgagee requests, provide this investigation through an independent reputable environmental consulting or engineering firm acceptable to Mortgagee; (ii) without obligation to do so, to cure such default or to comply or cause compliance, or to demand that Mortgagor cure such default or comply or cause compliance, with any or all Environmental Laws. All of the foregoing shall be at the expense of Mortgagor, and any expense incurred by Mortgagee in connection with any of the foregoing (including without limitation its expenses relating to attorneys’ fees and any environmental consultants or engineers) shall be additional obligation of Mortgagor hereunder which shall be payable to Mortgagee upon demand, with interest computed at the rate set forth in the Loan Agreement from the date(s) upon which said costs and expenses were incurred by Mortgagee.

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3.9.          To the maximum extent permitted by applicable law, Mortgagor, for itself and its successors (herein, “Indemnifying Parties”), shall jointly and severally indemnify, hold harmless, and upon request defend Mortgagee and its shareholders, officers, directors, employees, attorneys and agents, and their respective successors and assigns (collectively, the “Indemnified Parties”) from and against any and all claims and liabilities asserted against any Indemnified Party by any Indemnifying Party or any third party (including without limitation for negligence or gross negligence) (herein, “Claims”), and will pay and reimburse to the Indemnified Parties all losses, payments, reasonable costs and expenses associated therewith, or with the defense of all Indemnified Parties (including without limitation reasonable attorneys’ fees) which any Indemnified Party may suffer, incur or be exposed to by reason of or in connection with or rising out of the transport, release, treatment, processing, manufacture, deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or placement at any time heretofore or hereafter, by any person or entity, of any Hazardous Material, including but not limited to any of the following whether incurred by an Indemnified Party, an Indemnifying Party or any third party: (1) costs of or liability for investigation, monitoring, boring, testing and evaluation; (2) costs or liabilities for abatement, correction, response, cleanup, removal or remediation; (3) fines, damages, penalties and other liabilities; (4) liability for personal injury or property damage.

3.10.         The Indemnifying Parties’ obligations under this Article III shall survive foreclosure, the satisfaction, release or cancellation of this Mortgage, or any other termination or release of the lien created hereby.

ARTICLE IV

Insurance, Damage or Destruction

4.1.          Mortgagor will insure itself and the Mortgaged Property against such perils and to such limits as Mortgagee shall reasonably require for the full replacement value of the Mortgaged Property, and Mortgagor shall provide evidence of such coverages as Mortgagee may reasonably request. All such insurance shall be in such forms and with such companies, and written in such amounts and with such deductibles and endorsements, as may be reasonably satisfactory to Mortgagee from time to time, and losses thereunder shall be payable to Mortgagee under a standard form of mortgagee endorsement and shall require that the insurer provide Mortgagee with thirty (30) days notice in the event of cancellation.

4.2.          Mortgagor will promptly notify Mortgagee of any loss thereunder, and Mortgagee may, after notice of its intention to do so to Mortgagor, make proof of loss thereof if not made within a reasonable time by Mortgagor. After default Mortgagee may, after notice of its intention to do so to Mortgagor, on behalf of Mortgagor, adjust and compromise any claims under such insurance and collect and receive the proceeds thereof and endorse drafts and Mortgagee is hereby irrevocably appointed attorney-in-fact of Mortgagor for such purposes. Mortgagee may deduct from such proceeds any expenses properly incurred by Mortgagee in collecting same, including reasonable counsel fees. Mortgagee shall hold such proceeds for the purposes set forth in Article VI of this Mortgage.

4.3.          At least thirty (30) days prior to the expiration of the term of any insurance policy required hereunder, Mortgagor shall provide Mortgagee with satisfactory evidence of the renewal of such policy. If Mortgagor shall fail to procure, pay for and deliver to Mortgagee any policy or policies of insurance or renewals thereof, Mortgagee may at its option, but shall be under no obligation to do so, effect such insurance and pay the premiums therefor, and Mortgagor will repay to Mortgagee on demand any premiums so paid, with interest, at the rate set forth in the Loan Agreement, and until so paid, the same shall be secured by this Mortgage.

4.4.          Upon the written request of Mortgagee, Mortgagor will pay to Mortgagee monthly one-twelfth of the annual premiums for the insurance required to be maintained under this Mortgage. The terms and conditions of Article I hereof relating to escrow payments for Taxes and similar charges shall also apply to such insurance premium escrow payments.

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ARTICLE V

Condemnation

5.1.          Mortgagor immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any part thereof shall notify Mortgagee of the pendency of such proceedings. Unless and until Mortgagee shall notify Mortgagor of Mortgagee’s intent to appear and prosecute such proceedings, pursuant to the appointment and assignment given herein by Mortgagor to Mortgagee, Mortgagor may appear in and prosecute such proceedings in any lawful manner; provided, however, that Mortgagor shall have no right or authority to execute any instrument of conveyance or confirmation in favor of the condemnor except subject hereto, nor to accept any payment or settle or compromise any claim of Mortgagor arising out of such condemnation proceedings without the consent of Mortgagee. Mortgagee’s election not to appear in or prosecute such proceedings shall not diminish any right Mortgagee may have to receive any amount paid in connection with such condemnation and to apply such funds as herein provided.

ARTICLE VI

Distribution Upon Damage, Destruction or Condemnation

6.1.          In the event the whole or materially all of the Mortgaged Property shall be destroyed or damaged, Mortgagee shall have the right to collect the proceeds of any insurance and to retain and apply such proceeds, at its election, to the reduction of the Obligations or to restoration, repair, replacement, rebuilding or alteration (herein sometimes collectively called the “Restoration”) of the Mortgaged Property. In the event the whole or materially all of the Mortgaged Property shall be taken in condemnation proceedings or by agreement between Mortgagor and Mortgagee and the condemning authority, Mortgagee shall apply such award or proceeds thereof first to payment of the Obligations, and any balance then remaining shall be paid to Mortgagor. For the purposes of this Article VI, “materially all of the Mortgaged Property” shall be deemed to have been damaged, destroyed or taken if the portion of the Mortgaged Property not so damaged, destroyed or taken cannot be repaired or reconstructed so as to constitute a complete structure and facility usable in substantially the manner as prior to the damage, destruction or taking.

6.2.          So long as no Event of Default has occurred, in the event of partial destruction or partial condemnation, all of the proceeds or awards shall be collected and held by Mortgagee, and shall be applied by Mortgagee to the payment of the Restoration, from time to time as the Restoration progresses, upon the written request of Mortgagor, so long as:

(a)          Such proceeds are, in Mortgagee’s reasonable judgment, sufficient to cover the cost of such Restoration or, if insufficient, Mortgagor deposits with Mortgagee the amount of any such deficiency,

(b)          Mortgagor shall deliver to Mortgagee contracts, plans and specifications for the Restoration which are satisfactory to Mortgagee,

(c)          the work for which payment is requested has been done in a good and workmanlike manner and Mortgagor presents evidence satisfactory to Mortgagee of amounts owed or paid by Mortgagor for completed Restoration work,

(d)          The Mortgaged Property, after such Restoration is or will be, in the reasonable judgment of Mortgagee, of an economic utility not less than that of the Mortgaged Property prior to the casualty or condemnation, and

(e)          Mortgagor shall comply with such further conditions in connection with the use of such proceeds or award as Mortgagee may reasonably request.

Any balance remaining in the hands of Mortgagee after payment of such Restoration shall be retained by Mortgagee and applied to the payment of the Obligations.

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6.3.          Notwithstanding the foregoing provisions of this Article VI regarding insurance or condemnation proceeds, if no Event of Default has occurred, and if such proceeds do not exceed $250,000.00, and if the undamaged or uncondemned portion of the Mortgaged Property can be continuously used during the Restoration period as a complete structure and operating facility in substantially the same manner as prior to the damage, Mortgagor shall have the right to collect the insurance or condemnation proceeds and apply them to the Restoration.

6.4.          No damage, destruction or condemnation of the Mortgaged Property nor any application of insurance or condemnation proceeds to the payment of the Obligations shall postpone or reduce the amount of any of the current installments of principal or interest becoming due under the Obligations which shall continue to be made in accordance with the terms of the Obligations until the Obligations and all interest due thereunder are paid in full.

ARTICLE VII

Events of Default and Remedies

7.1.          Each of the following shall constitute an “Event of Default” under this Mortgage:

(a)          Failure of Mortgagor to make any payment required to be made by it hereunder, within thirty (30) days of the date when due;

(b)          Failure of Mortgagor to observe or perform any covenant, agreement, undertaking, performance or obligation of any provision hereof or if Mortgagor shall in any other way be in default hereunder or under any of the Loan Documents, except as otherwise specifically provided herein, and such failure continues for forty five (45) days after receipt by Mortgagor of written notice from Mortgagee specifying such failure; or

(c)          Failure of Mortgagor to provide the insurance required in Article IV hereof; or

(d)          The occurrence of an Event of Default as defined in the Loan Agreement; or

(e)          Any assignment for the benefit of creditors made by Mortgagor; or

(f)          Appointment of a custodian, receiver, liquidator or trustee of Mortgagor or of any of the property of Mortgagor; insolvency of Mortgagor; the filing by or against Mortgagor of any petition for the bankruptcy, reorganization or arrangement of Mortgagor pursuant to the Federal Bankruptcy Code or any similar federal or state statute and, in the case of any such petition filed against Mortgagor, such petition is not dismissed within ninety (90) days; or the institution of any proceeding for the dissolution or liquidation of Mortgagor.

7.2.          Upon the occurrence of an Event of Default, Mortgagee shall have the right and is hereby authorized, but without any obligation to do so, to perform the defaulted obligation and to discharge Mortgagor’s obligations on behalf of Mortgagor, and to pay any sums necessary for that purpose, and the sums so expended by Mortgagee shall be an obligation of Mortgagor, shall bear interest at the rate of interest set forth in the Loan Agreement, be payable on demand, and be added to the Obligations. Mortgagee shall be subrogated to all the rights, equities and liens discharged by any such expenditure. Such performance by Mortgagee on behalf of Mortgagor shall not constitute a waiver by Mortgagee of such default and shall not limit Mortgagee’s rights, remedies and recourses hereunder, or the Obligations, or as otherwise provided at law or in equity. Notwithstanding that the Obligations shall not have been declared due and payable upon any such default, the Obligations shall bear interest at the rate of interest set forth in the Loan Agreement from the date of notice and demand therefor by Mortgagee until such default shall have been completely cured and removed to the satisfaction of Mortgagee.

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7.3.          Upon the occurrence of an Event of Default, the entire unpaid balance of the principal, accrued interest and all other sums secured by this Mortgage, shall, at the option of Mortgagee, become immediately due and payable without notice or demand and Mortgagee shall have and may exercise all the rights and remedies permitted by law, including without limitation the right to foreclose this Mortgage, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of said Obligations, with interest, at the rate of interest set forth in the Loan Agreement and pursuant to the methods of calculation specified in the Loan Agreement, together with all other sums secured by this Mortgage, all costs of suits, interest at the rate of interest set forth in the Loan Agreement on any judgment obtained by Mortgagee from and after the date of any Sheriff’s Sale of the Mortgaged Property until actual payment is made by the Sheriff of the full amount due Mortgagee, and reasonable attorney’s fees, without further stay, any law, usage, or custom to the contrary notwithstanding. In any such foreclosure proceedings, the Mortgaged Property shall be sold, at the sole option of Mortgagee, either (a) in one lot or unit and, as an entirety; or (b) in such lots or units and in such order and manner as may be required by law; or (c) in the absence of any such requirement, in such lots or units and in such order and manner as Mortgagee may determine in its sole discretion.

7.4.          Upon the occurrence of an Event of Default, Mortgagee shall have the right, without further notice or demand and without the appointment of a receiver, to enter immediately upon and take possession of the Mortgaged Property, without further consent or assignment of Mortgagor or any subsequent owner of the Mortgaged Property, with the right to let the Mortgaged Property, or any part thereof, and to collect and receive all of the rents, issues, profits and other amounts due or to become due to Mortgagor or any such subsequent owner and to apply the same in such order of priority as Mortgagee shall determine at its sole option, after payment of all necessary charges and expenses in connection with the operation of the Mortgaged Property (including any managing agent’s commission), on account of interest, principal, taxes, water charges and assessments, insurance premiums and any advances for improvements, alterations or repairs or otherwise pursuant to the terms hereof for the account of Mortgagor, or on account of the Obligations. Mortgagee may institute legal proceedings against any tenant of the Mortgaged Property who fails to comply with the provisions of his lease. If Mortgagor or any such subsequent owner is occupying the Mortgaged Property or any part thereof, such Mortgagor or subsequent owner will either immediately vacate and surrender possession thereof to Mortgagee or pay to Mortgagee a reasonable rental for the use thereof, monthly in advance, and, in default of so doing, such Mortgagor or subsequent owner may be dispossessed by legal proceedings or otherwise.

7.5.          All monies received by Mortgagee by virtue of the assignments made herein to Mortgagee, after payment therefrom of the costs and expenses incident to the enforcement or collection of the assigned rights or claims, shall be applied to the payment of the Obligations.

7.6.          Upon the occurrence of an Event of Default, Mortgagee may proceed to protect and enforce its rights under this Mortgage by suit for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of this Mortgage and the sale of the Mortgaged Property under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right as Mortgagee shall deem most effectual for such purpose. The foregoing rights shall be in addition to, and not in lieu of, the rights of Mortgagee as a secured creditor under the UCC with respect to any portion of the Mortgaged Property which is subject to the UCC. Mortgagee may also proceed in any other manner permitted by law to enforce its rights hereunder and under the Loan Agreement of even date herewith.

7.7.          No failure or delay on the part of Mortgagee in exercising any right, power or privilege under this Mortgage, and no course of dealings between Mortgagor and Mortgagee, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on Mortgagor shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Mortgagee to any other or further action in the same or other circumstances without notice or demand.

7.8.          In any action to foreclose this Mortgage, Mortgagee, to the fullest extent permitted by law, shall be entitled as a matter of right to the appointment of a receiver of the Mortgaged Property and of the rents, revenues, issues, income and profits thereof, without notice or demand, and without regard to the adequacy of the security for the Obligations or the solvency of Mortgagor.

7.9.          Upon the occurrence of any Event of Default, Mortgagor shall pay monthly in advance to Mortgagee, or to any receiver appointed at the request of Mortgagee to collect the rents, revenues, issues and profits of the Mortgaged Property, the fair and reasonable rental value for the use and occupancy of the Mortgaged Property or of such part thereof as may be possessed by Mortgagor. Upon default in payment thereof, Mortgagor shall vacate and surrender possession of the Mortgaged Property to Mortgagee or such receiver, and upon a failure so to do may be evicted by summary proceedings, in the manner hereinabove provided or otherwise.

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7.10.         The rights and remedies of Mortgagee expressed or contained in this Mortgage are cumulative and no one of them shall be deemed to be exclusive of the others or of any right or remedy Mortgagee may now or hereafter have at law or in equity. The covenants of this Mortgage shall run with the land and bind Mortgagor and, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, its successors and assigns and all subsequent owners, encumbrancers, tenants and subtenants of the Mortgaged Property and shall inure to the benefit of Mortgagee and its successors and assigns and all subsequent holders of this Mortgage and the Obligations.

7.11.         Mortgagee may in its discretion from time to time grant to Mortgagor indulgences, forbearances and extensions of the Obligations, may release, with or without consideration, any portion of the Mortgaged Property from the lien hereof, and may accept other and further collateral security for the payment of and strict and faithful performance of the Obligations, all without otherwise affecting the lien or priority of this Mortgage, and the release of any portion of the Mortgaged Property from the lien hereof shall not affect the lien of this Mortgage with respect to the remainder of the Mortgaged Property.

7.12.         Mortgagor hereby waives and relinquishes the benefits of all present and future laws (i) exempting the Mortgaged Property or any other property or any part of the proceeds of sale thereof from attachment, levy or sale on execution; (ii) staying execution or other process; and (iii) requiring valuation or appraisement of the Mortgaged Property or any other property levied or sold upon execution under any judgment recovered for the Obligations. Notwithstanding the foregoing, Mortgagor hereby agrees to pay all fees and costs incurred by Mortgagee in connection with exercising its rights under this Mortgage (including, without limitation, attorneys’ fees), and Mortgagor shall be so obligated before or after a judgment has been rendered against Mortgagor by Mortgagee hereunder.

7.13.         The Mortgagor acknowledges and agrees that the occurrence of an Event of Default under the terms of this Mortgage shall constitute a default under each of the other Loan Documents and under any documents, instruments or agreements (the “Other Agreements”), whether evidencing any other loan now existing or hereafter made by the Mortgagee to the Mortgagor, or otherwise, and a default under the other Loan Documents or any of them or any of the Other Agreements shall constitute an Event of Default under this Mortgage. The security interests, liens and other rights and interests in and relative to any of the collateral now or hereafter granted to the Mortgagee by the Mortgagor by or in any instrument or agreement, including but not limited to this Mortgage and the other Loan Documents, shall serve as security for any and all liabilities of the Mortgagor to the Mortgagee, including but not limited to the liabilities described in this Mortgage and the other Loan Documents, and, for the repayment thereof, the Mortgagee may resort to any security held by it in such order and manner as it may elect.

ARTICLE VIII

Indemnity

8.1.          Each Indemnifying Party agrees to indemnify and to hold harmless and upon request defend the Indemnified Parties of and from any and all liability, loss and damage (including without limitation those involving death, personal injury or property damage), and all costs and expenses (including without limitation attorneys’ fees and litigation costs) which any one or more Indemnified Parties may or might incur by reason of any event or circumstance occurring on the Mortgaged Property, and any action or omission of Mortgagor or its agents or invitees, and the failure of Mortgagor to comply with, or the failure of the Mortgaged Property to be kept in compliance with, any applicable law, rule or regulation (including the Environmental Laws, as to which Article III also applies), and the breach of any other agreement, contract or obligation under which the Indemnifying Parties are obligated, except solely to the extent that such liability, loss or damage is proximately and primarily caused by the willful misconduct of any Indemnified Party, or to the extent of the negligence of any Indemnified Party, or by any action or omission of any Indemnified Party that either violates applicable law or breaches an express contractual obligation of Mortgagee to Indemnifying Party. No Indemnifying Party shall have the right to settle any claim without the consent of the Indemnified Parties, which consent shall not be unreasonably withheld so long as such settlement will not (a) result in any material loss to any Indemnified Party which is not so indemnified by Indemnifying Party, or (b) have any other materially adverse effect on the Indemnified Party. Mortgagee agrees to act reasonably in giving the Indemnifying Parties notice of any claim that is subject to indemnification under this Agreement. The indemnities contained in this provision are specifically excepted from any limitation of liability provision contained in this or any of the Other Agreements. The Indemnifying Parties’ obligations under this Article VIII shall survive foreclosure, the satisfaction, release or cancellation of this Mortgage, or any other termination or release of the lien created hereby.

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ARTICLE IX

Miscellaneous Provisions

9.1.          All notices, demands, requests and consents required under this Mortgage shall be in writing. All such notices, demands, requests and consents shall be deemed to have been properly given if sent or given in accordance with the notice provisions set forth in Section 11.1 of the Loan Agreement.

9.2.          If Mortgagor complies with the provisions of this Mortgage and pays to Mortgagee all sums secured hereby in accordance with the terms of and at the times provided in the Loan Agreement and this Mortgage, without deduction, fraud or delay, then this Mortgage and the estate and security interest hereby granted and created shall then cease, terminate and become void, and Mortgagee shall execute and deliver such mortgage satisfactions and other documents as Mortgagor may reasonably request to evidence the same.

9.3.          Mortgagor shall promptly cause this Mortgage to be duly recorded in the Office for the Recording of Deeds and Mortgages in and for Middlesex County, New Jersey and shall pay all recording fees and other costs incurred in connection therewith.

9.4.          All amendments and modifications of this Mortgage must be in writing.

9.5.          If any term or provision of this Mortgage or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and be enforced to the fullest extent permitted by law.

9.6.          This Mortgage is intended to secure present and future advances and the lien of future advances shall relate back to the date of this Mortgage, even if such advances are made under a renewal, extension, modification or refinancing of the Obligations, and even if the Obligations are assumed by a third party. Mortgagor agrees that full repayment of the Obligations secured hereby at any time shall not extinguish the security of this Mortgage for obligations which Mortgagor may incur to Mortgagee at anytime while the Obligations remain outstanding. Mortgagee may (but is not obligated to) make an advance or advances to pay interest, penalties, fees, charges or other obligations which Mortgagor may owe Mortgagee, and all such advances shall be secured by this Mortgage with lien priority from the time this Mortgage was left for record. If Mortgagee makes such an advance after having notified Mortgagor of a default under this Mortgage or the Obligations, any such advances shall be treated as expenses incurred by Mortgagee by reason of Mortgagor’s default under this Mortgage.

9.7.          This Mortgage is granted in connection with a commercial loan transaction and is not a residential mortgage; it shall not be construed to be pursuant to a consumer transaction or eligible for the protections granted to a mortgage pursuant to any such consumer or residential transaction.

9.8.          This Mortgage and all terms, covenants and conditions hereof shall inure to the benefit of and bind the parties hereto, their successors and assigns, to the extent assignments are permitted herein.

9.9.          MORTGAGOR HAS RECEIVED A FULLY EXECUTED COPY OF THIS MORTGAGE WITHOUT CHARGE.

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9.10.         Waiver of Jury Trial. MORTGAGOR AND MORTGAGEE IRREVOCABLY, AS AN INDEPENDENT COVENANT, WAIVE JURY TRIAL AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING BETWEEN MORTGAGOR AND MORTGAGEE, WHETHER HEREUNDER OR OTHERWISE.

9.11.         It is the intention of Mortgagor and Mortgagee that the Existing Mortgage be amended and restated in its entirety pursuant to this Mortgage and that this Mortgage does not constitute a novation or termination of the liabilities and obligations of the applicable parties under the Existing Mortgage. Mortgagor further acknowledges and agrees that this Mortgage constitutes an amendment of the Existing Mortgage made in accordance with the terms of the Existing Mortgage. From and after the date hereof, all references to the Existing Mortgage (howsoever defined) contained in any of the Loan Documents shall be deemed to refer to this Mortgage.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage on the day and year above written.

BLONDER TONGUE LABORATORIES, INC., a Delaware corporation

	By:	/s/ Eric Skolnik
Eric Skolnik, Senior Vice President
(CORPORATE SEAL)
	Attest:	/s/ Eric Skolnik
Eric Skolnik, Assistant Secretary

The address of Mortgagee is:

21 Desai Court

Freehold, New Jersey 07728

On behalf of Mortgagee

/s/ Robert J. Palle
ROBERT J. PALLÉ, AS AGENT, MORTGAGEE

[Signature Page to Amended and Restated Mortgage and Security Agreement]

STATE OF NEW JERSEY:
	:	ss.
COUNTY OF MIDDLESEX:	:

On this the _______ day of March, 2016, before me, the undersigned officer, personally appeared ______________________, who known to me (or satisfactorily proven) to be the persons subscribed to the within instrument, and acknowledged that they executed the foregoing instrument for the purposes therein contained by signing their name(s) as their own free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

[Signature Page to Amended and Restated Mortgage and Security Agreement]

EXHIBIT “A”

Legal Description

Real property in the Township of Old Bridge, County of Middlesex, State of New Jersey, described as follows:

ALL THAT CERTAIN lot, piece or parcel of land, situate, lying and being in the Township of Old Bridge, County of Middlesex, State of New Jersey:

BEGINNING at a point in the Easterly line of Jake Brown Road, variable width, distant 346.37 feet on a course bearing North 06 degrees 50 minutes 00 seconds East, from the intersection of the said line of Jake Brown Road extended Southerly with the Northerly line of Patio Greens Drive, extended Westerly, and running; thence

1. North 06 degrees 50 minutes 00 second East, 32.39 feet along the Easterly line of Jake Brown Road, as shown on a plat entitled Final Map Section 2 Patio Greens dated 9/5/84, filed with the Middlesex County Clerk on 8/20/85 as Map No. 4886, File No. 972, to a point of curvature; thence

2. Northerly along a curve to the left, having a radius of 1,000.00 feet, an arc length of 76.55 feet to a point of tangency; thence

3. North 02 degrees 26 minutes 50 seconds East, 541.66 feet along the Easterly line of Jake Brown Road to a point of curvature, being the beginning of the second course in Deed Book 2669, Page 827; thence 4. Northeasterly along a curve to the right, having a radius of 50.00 feet, an arc length of 78.54 feet to a point of tangency; thence

5. South 87 degrees 33 minutes 10 seconds East, 792.91 feet along the Southerly line of Jake Brown Road to a point of curvature; thence

6. Easterly along a curve to the left, having a radius of 200.00 feet, an arc length of 210.90 feet to a point of tangency; thence

7. North 32 degrees 01 minutes 44 seconds East, 244.08 feet to a point in the Easterly line of the present Jake Brown Road and the old Jake Brown Road, being the terminus of the 6th course in Deed Book 2660,

Page 86; thence

8. South 53 degrees 58 minutes 40 seconds East, 396.54 feet along the line of Lot 9 to a point; thence

9. South 44 degrees 50 minutes 00 seconds West, 189.49 feet along the line of Lot 1 in Block 9002 as shown on a plat entitled Final Map Section 3 Patio Greens dated 3/31/82, filed in the Middlesex County Clerk's Office on 4/19/84 as Map No. 4690, File No. 970; thence

10. South 43 degrees 03 minutes 07 seconds West, 849.65 feet to a point, said point being 9.25 feet Easterly of the point of beginning in the Deed Book 3289, Page 68 and 9.25 feet Westerly of the terminus of the 3rd course in Deed Book 3289, Page 68, Tract 2; thence

11. North 88 degrees 14 minutes 26 seconds West, 792.62 feet to a point, being the point and place of beginning.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 8, Block(s) 9000; Tax Map of the Township of Old Bridge,

County of Middlesex, State of New Jersey.